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     EXHIBIT 23.  Consent of Independent Auditors
     National Commerce Bancorporation and Subsidiaries
     -------------------------------------------------

     We consent to the incorporation by reference in this Annual Report (Form 10-K) of National Commerce Bancorporation of our report dated February 19, 1999, included in the 1998 Annual Report to Shareholders of National Commerce Bancorporation.

     We also consent to the incorporation by reference in the Registration Statements pertaining to the National Commerce Bancorporation 1990 and
1994 Stock Plans (Form S-8 No. 33-38552 and Form S-8 No. 33-88440), pertaining to the National Bank of Commerce Taxable Income Reduction Account Plan (Form S-8 No. 33-23100) in the Registration Statement (Form S-3 No. 333-53587) and the related prospectus of National Commerce Bancorporation for the registration of 278,791 shares of its common stock and in the Registration Statement (Form S-3 No. 333-60953) and the related prospectus of National Commerce Bancorporation for the registration of 534,531 shares of its common stock, of our report dated February 19, 1999, with respect to the consolidated financial statements of National Commerce Bancorporation and subsidiaries incorporated herein by reference in this Annual Report (Form 10-K) for the year ended December 31, 1998.


                                    /s/ Ernst & Young LLP
                                    ---------------------

     Memphis, Tennessee
     March 23, 1999